EXHIBIT 10.1

MEMORANDUM OF AMENDEMENT signed this 17th day of May 2013, between

SOCIAL GEEK MEDIA INC., a body duly incorporated as per the laws of Canada, having its head office at 15, rue Des Érables, St-Sauveur, Québec, Canada JOR 1R)

(Hereinafter “SMG”),

and

Patrick Aubé, businessman, having a place of business at 15 rue des Érables, St-Sauveur, Québec, Canada J0R 1R0

(Hereinafter “Aubé”),

And

Technologies Scan Corp, a body duly incorporated as per the laws of Nevada, having a place of business at 331 Labelle, St-Jérôme, Québec, J7Z 5L2

(Hereinafter “TENP”).

Whereas on or about April 27th 2013, the Parties entered into a Binding Letter of Intent whereby TENP agreed to purchase from SGM a licence for the Proteina21 products, the whole in accordance with the terms of the said LOI;

Whereas the said LOI provided for a due diligence to be conducted by the parties on or before May the 7th 2013;;

Whereas the parties wish to amend the said LOI;;

THE PARTIES AGREE AS FOLLOW:

1.	The preamble is an integral part of the present agreement;

2.	The delay to conduct the due diligence shall be extended to May the 30th 2013;

3.	All other terms of the LOI shall remain unchanged;

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

SOCIAL MEDIA GEEK INC.

Per:

PATRICK AUBÉ

____

TECHNOLOGIES SCAN CORP

Per:

Ghislaine St-Hilaire